SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): July 12, 2006
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas (Address of principal executive offices)	75254 (Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
EXPLANATORY NOTE: Pursuant to Item 9.01 of Form 8-K, this Current Report on Form 8-K relates to the definitive agreement entered into on May 18, 2006 to acquire the Marriott Crystal Gateway hotel, as filed on Form 8-K on May 23, 2006, to include the historical financial statements and pro forma financial information required by Item 9.01 (a) and (b) related to this acquisition, which is expected to close in mid-July 2006.

FORM 8-K
INDEX

Item 8.01. Other Material Events			3

Item 9.01. Financial Statements, Pro Forma Financial Information, and Exhibits			4

a.		Crystal Gateway Marriott Hotel

		Financial Statements as of December 31, 2005 and 2004, and for the years ended December 30, 2005, December 31, 2004, and January 2, 2004	5

b.		Pro Forma Financial Information (Unaudited)	17

		Pro Forma Consolidated Balance Sheet as of March 31, 2006	18

		Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2006	19

		Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005	20

c.		Exhibits	21

	23.1	Consent of Independent Public Accountants

SIGNATURE			22

ITEM 8.01. OTHER MATERIAL EVENTS
In mid-July 2006, Ashford Hospitality Trust, Inc. (the “Company”) expects to complete the acquisition of the Marriott Crystal Gateway in Arlington, Virginia, for approximately $105.7 million from EADS Associates Limited Partnership, a partnership headed by Robert H. Smith and Arthur A. Birney.
The purchase price consists of the assumption of approximately $53.3 million of mortgage debt, at a fixed interest rate of 7.24%, maturing in 2017, the reimbursement of capital expenditures costs of approximately $7.2 million, the issuance of approximately $42.7 million worth of limited partnership units, priced at approximately $11.20 per unit, and approximately $2.5 million in cash. These limited partnership units are considered Class B units, have a fixed dividend rate of 6.63% in years 1-3 and 7.0% thereafter, and have priority in payment of cash dividends over holders of common units. After 10 years, either party may convert the units to common units. In addition, the Company agreed to pay additional closing costs of approximately $2.5 million on behalf of the seller.
The Company will operate the hotel under a long-term management agreement with Marriott International, Inc. The Company intends to fund the cash portion of this acquisition from either cash currently available on its balance sheet or a draw on its credit facility.

ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

Crystal Gateway Marriott
(a wholly-owned property of Eads Associates Limited Partnership)
Arlington, Virginia
Financial Statements
Three-Month Periods Ended March 24, 2006 and March 25, 2005, and Years Ended December 30, 2005, December 31, 2004 and January 2, 2004

Crystal Gateway Marriott
(a wholly-owned property of Eads Associates Limited Partnership)
Financial Statements

Crystal Gateway Marriott
(a wholly-owned property of Eads Associates Limited Partnership)
Independent Auditors’ Report
To the Partners of
   Eads Associates Limited Partnership
Arlington, Virginia
We have audited the accompanying balance sheets of Crystal Gateway Marriott (a wholly-owned property of Eads Associates Limited Partnership) (“the Hotel”) as of December 30, 2005 and December 31, 2004, and the related statements of operations, changes in owners’ deficit, and cash flows for the years ended December 30, 2005, December 31, 2004 and January 2, 2004. These financial statements are the responsibility of the Hotel’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Hotel’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Crystal Gateway Marriott (a wholly-owned property of Eads Associates Limited Partnership) as of December 30, 2005 and December 31, 2004, and the results of its operations and its cash flows for the years ended December 30, 2005, December 31, 2004 and January 2, 2004, in conformity with U.S. generally accepted accounting principles.
/s/ Beers & Cutler PLLC
Vienna, Virginia
June 7, 2006

Crystal Gateway Marriott
(a wholly-owned property of Eads Associates Limited Partnership)
Balance Sheets

	March 24,
	2006	December 30,	December 31,
	(Unaudited)	2005	2004

Assets
Property and equipment, net	$34,451,834	$33,491,956	$34,286,679
Cash	1,945,896	3,294,375	1,728,441
Guest and trade receivables, less allowance for doubtful accounts of $51,250, $50,932, and $39,736, respectively	3,506,886	2,811,939	1,731,245
Restricted cash	134,865	111,569	295,830
Hotel improvement fund	559,866	553,999	2,535,006
Prepaid expenses and other assets	243,236	243,283	260,154
Deferred charges, less accumulated amortization	423,300	432,391	468,753

Total Assets	$41,265,883	$40,939,512	$41,306,108

Liabilities and Owners’ Deficit

Liabilities
Mortgage payable	$53,877,251	$54,283,710	$55,838,145
Accounts payable and other accrued expenses	1,615,566	2,345,107	1,651,465
Accrued interest	325,059	327,512	336,890
Deposits	263,203	100,484	36,712

Total Liabilities	56,081,079	57,056,813	57,863,212

Owners’ Deficit	(14,815,196)	(16,117,301)	(16,557,104)

Total Liabilities and Owners’ Deficit	$41,265,883	$40,939,512	$41,306,108

The accompanying notes are an integral part of these financial statements.

Crystal Gateway Marriott
(a wholly-owned property of Eads Associates Limited Partnership)
Statements of Operations

	Three-Months Ended		Years Ended
	March 24,	March 25,
	2006	2005	December 30,	December 31,	January 2,
	(Unaudited)	(Unaudited)	2005	2004	2004

Hotel Revenues
Rooms	$7,400,030	$6,939,153	$32,233,953	$30,428,355	$28,824,938
Food and beverage	3,612,751	3,132,082	16,445,708	14,445,258	14,451,744
Other	297,072	423,562	1,890,219	1,967,864	2,052,142

Total hotel revenues	11,309,853	10,494,797	50,569,880	46,841,477	45,328,824

Department Costs
Rooms	1,731,676	1,504,523	7,109,538	7,009,137	6,444,789
Food and beverage	2,849,209	2,339,844	11,702,044	10,247,856	10,162,445
Other	279,191	289,708	1,184,226	1,093,717	1,035,216

Total department costs	4,860,076	4,134,075	19,995,808	18,350,710	17,642,450

Operating Expenses
Administrative	906,705	832,817	3,736,378	3,692,596	3,441,842
Utilities	311,078	297,492	1,223,987	1,063,242	1,000,136
Repairs and maintenance	547,795	519,081	2,159,128	2,043,191	1,961,703
Sales and marketing	730,342	672,625	3,404,439	3,010,905	3,248,870
Management fees	339,296	314,844	5,594,644	4,949,114	4,509,252
Loss on disposal of building improvements	—	424,685	1,060,656	—	—
Depreciation	751,306	801,958	2,991,897	2,952,751	2,909,353
Other	584,016	641,928	2,632,433	2,082,816	2,733,306

Total operating expenses	4,170,538	4,505,430	22,803,562	19,794,615	19,804,462

Income from Operations	2,279,239	1,855,292	7,770,510	8,696,152	7,881,912

Other Income (Expense)
Interest expense	(986,731)	(1,019,770)	(4,018,757)	(4,127,659)	(4,228,976)
Interest income	9,597	169	63,050	213,004	224,052

Total other income (expense)	(977,134)	(1,019,601)	(3,955,707)	(3,914,655)	(4,004,924)

Net Income	$1,302,105	$835,691	$3,814,803	$4,781,497	$3,876,988

The accompanying notes are an integral part of these financial statements.

Crystal Gateway Marriott
(a wholly-owned property of Eads Associates Limited Partnership)
Statements of Changes in Owners’ Deficit

Balance, January 3, 2003	$(18,115,589)

Distributions	(3,200,000)

Net Income	3,876,988

Balance, January 2, 2004	(17,438,601)

Distributions	(3,900,000)

Net Income	4,781,497

Balance, December 31, 2004	(16,557,104)

Distributions	(3,375,000)

Net Income	3,814,803

Balance, December 30, 2005	(16,117,301)

Net Income (unaudited)	1,302,105

Balance, March 24, 2006 (unaudited)	$(14,815,196)

The accompanying notes are an integral part of these financial statements.

Crystal Gateway Marriott
(a wholly-owned property of Eads Associates Limited Partnership)
Statements of Cash Flows

	Three-Months Ended		Year Ended
	March 24, 2006	March 25, 2005	December 30,	December 31,	January 2,
	(Unaudited)	(Unaudited)	2005	2004	2004
Cash Flows from Operating Activities
Net income	$1,302,105	$835,691	$3,814,803	$4,781,497	$3,876,988
Reconciling adjustments:
Depreciation	751,306	801,958	2,991,897	2,952,751	2,909,353
Amortization of deferred charges	9,091	9,091	36,362	36,362	36,362
Loss on disposal of building improvements	—	424,685	1,060,656	—	—
Changes in:
Guest and trade receivables	(694,947)	(151,269)	(1,080,694)	(493,687)	197,630
Restricted cash	(23,296)	(13,855)	184,261	(52,977)	409,739
Prepaid expenses and other assets	47	55,749	16,871	259,482	(545,929)
Accounts payable and other accrued expenses	(729,541)	254,413	693,642	89,983	(589,654)
Accrued interest	(2,453)	2,281	(9,378)	(8,725)	(8,118)
Deposits	162,719	22,736	63,772	8,922	(15,714)

Net cash provided by operating activities	775,031	2,241,480	7,772,192	7,573,608	6,270,657
Cash Flows from Investing Activities
Capital expenditures	(1,711,184)	(991,356)	(3,257,830)	(1,739,796)	(588,335)
Hotel improvement fund	(5,867)	1,994,453	1,981,007	(31,966)	(2,500,034)

Net cash used in investing activities	(1,717,051)	1,003,097	(1,276,823)	(1,771,762)	(3,088,369)
Cash Flows from Financing Activities
Principal repayments	(406,459)	(378,154)	(1,554,435)	(1,446,186)	(1,345,476)
Distributions to owners	—	—	(3,375,000)	(3,900,000)	(3,200,000)

Net cash used in financing activities	(406,459)	(378,154)	(4,929,435)	(5,346,186)	(4,545,476)

Net (Decrease) Increase in Cash	(1,348,479)	2,866,423	1,565,934	455,660	(1,363,188)
Cash, beginning of period	3,294,375	1,728,441	1,728,441	1,272,781	2,635,969

Cash, end of period	$1,945,896	$4,594,864	$3,294,375	$1,728,441	$1,272,781

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$980,093	$1,008,398	$3,991,773	$4,100,022	$4,200,732

The accompanying notes are an integral part of these financial statements.

Crystal Gateway Marriott
(a wholly-owned property of Eads Associates Limited Partnership)
Notes to the Financial Statements
March 24, 2006, March 25, 2005,
December 30, 2005, December 31 2004 and January 2, 2004
Note 1 — Organization and Basis of Presentation
Eads Associates Limited Partnership (the Partnership) was formed on July 31, 1979, under the laws of the Commonwealth of Virginia. The Partnership was formed to develop and own a convention-type hotel located in Arlington County, Virginia known as the Crystal Gateway Marriott (the Hotel). Construction was performed in two phases. Phase I of the Hotel, which consists of 453 rooms and 100,012 square feet of meeting facilities, was completed in June 1982. Phase II, which consists of 244 rooms and 46,594 square feet of meeting facilities, was completed in February 1987. The Hotel is operated under an agreement with Marriott International, Inc. (Marriott) dated April 27, 1981, as amended (see Note 5). The financial statements presented include the operating activities and assets and liabilities of the Hotel.
On May 18, 2006, Ashford Hospitality Limited Partnership entered into an agreement to acquire the Hotel from the Partnership in exchange for approximately $9.7 million in cash, the assumption of approximately $53.3 million of mortgage debt, and limited partnership units valued at $42.7 million. The acquisition is expected to close in the third calendar quarter of 2006.
Note 2 — Summary of Significant Accounting Policies
Year-End and Period-End — The Hotel’s fiscal year is a 52-to-53-week year ending the Friday closest to December 31. The year ended December 30, 2005 includes 52 weeks and is referred to herein as 2005. The year ended December 31, 2004 includes 52 weeks and is referred to herein as 2004. The year ended January 2, 2004 includes 52 weeks and is referred to herein as 2003. The three-month periods ended March 24, 2006 and March 25, 2005 report on the periods ending the Friday closest to March 31.
Use of Estimates — The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and disclosure of contingent assets and liabilities. Actual results may differ from these estimates.
Revenue Recognition — Hotel revenues include revenue from the rental of rooms, food and beverage sales and other service revenue. Revenue is recognized when rooms are occupied and services have been performed.
Guest and trade receivables — The Hotel has an allowance for doubtful accounts to provide for losses which may be sustained on the realization of its receivables.
Cash — The Hotel maintains cash balances which may exceed federally insured limits. The Hotel does not believe that this results in any significant credit risk.
Property and Equipment — Property and equipment are stated at cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets which are 40 years for the building, 15 years for building improvements and 3-10 years for furniture, fixtures and equipment.

Crystal Gateway Marriott
(a wholly-owned property of Eads Associates Limited Partnership)
Notes to the Financial Statements
March 24, 2006, March 25, 2005,
December 30, 2005, December 31 2004 and January 2, 2004
Note 2 — Summary of Significant Accounting Policies - Continued
Impairment of Long-Lived Assets — Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by a comparison of the carrying amount to future undiscounted net cash flows of the asset. If assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the assets’ carrying amount exceeds its fair value. For the three-month periods ended March 24, 2006 and March 25, 2005, and the years ended December 30, 2005, December 31, 2004 and January 2, 2004, no such impairment was identified or recorded by management.
Deferred Charges — Deferred charges consist of permanent loan fees that are being amortized to interest expense over the remaining term of the mortgage using the effective interest method. Amortization expense was $9,091 for each of the three-month periods ended March 24, 2006 and March 25, 2005, respectively, and $36,362 for each of the years ended December 30, 2005, December 31, 2004 and January 2, 2004.
Income Taxes — These financial statements contain no provision for federal or state income taxes since the Hotel is owned by the Partnership, and therefore, all federal and state income tax liabilities and/or tax benefits are passed through to the individual partners in accordance with the partnership agreement and the Internal Revenue Code.
Inventory — Inventory consists of food, beverage stock items and sundry items. Food and beverage inventory is recorded at the lower of FIFO (first-in, first-out) cost or market. Normal replacement purchases are expensed as incurred. Inventory is included in prepaid expenses and other assets on the accompanying balance sheets.
Major Customers — The Company earned approximately 15 percent, 18 percent, 16 percent, 13 percent and 22 percent of its rooms revenue from military and government guests for the three-month periods ended March 24, 2006 and March 25, 2005, and for the years ended December 30, 2005, December 31, 2004 and January 2, 2004, respectively.

Crystal Gateway Marriott
(a wholly-owned property of Eads Associates Limited Partnership)
Notes to the Financial Statements
March 24, 2006, March 25, 2005,
December 30, 2005, December 31 2004 and January 2, 2004
Note 3 - Property and Equipment
Property and equipment consists of the following:

	March 24,
	2006
	(Unaudited)	2005	2004

Land	$77,448	$77,448	$77,448
Artwork	90,698	90,698	90,698
Building and furniture, fixtures and equipment	68,238,700	66,527,516	67,155,672

	68,406,846	66,695,662	67,323,818
Less: accumulated depreciation	(33,955,012)	(33,203,706)	(33,037,139)

	$34,451,834	$33,491,956	$34,286,679

Depreciation expense was $751,306 and $801,958 for the three-month periods ended March 24, 2006 and March 25, 2005, respectively, and $2,991,897, $2,952,751 and $2,909,353 for the years ended December 30, 2005, December 31, 2004 and January 2, 2004, respectively.

Crystal Gateway Marriott
(a wholly-owned property of Eads Associates Limited Partnership)
Notes to the Financial Statements
March 24, 2006, March 25, 2005,
December 30, 2005, December 31 2004 and January 2, 2004
Note 4 — Mortgage Payable
The mortgage payable (the Loan), in the original principal amount of $64,000,000, bears interest at a fixed rate of 7.24 percent through December 31, 2007, and at a fixed rate of 7.39 percent thereafter until December 2017 (the Maturity Date). The Loan requires monthly principal and interest payments of $462,184 through December 31, 2007. Beginning January 1, 2008 through the Maturity Date, monthly principal and interest payments are $598,456. The Loan requires deposits to the basic carrying cost account, debt service payment account and the recurring replacement reserve account (the Sub-Accounts), as defined in the Loan. The basic carrying cost account and debt service payment account are cash collateral accounts held by the lender and are reflected as restricted cash on the accompanying balance sheets. The recurring replacement reserve account, also referred to as the hotel improvement fund, is described in Note 6. Any deposits to the Sub-Accounts in excess of the monthly requirements will be applied against the Loan at the discretion of the lender. The land and the building have been pledged as collateral.
As of December 30, 2005, the aggregate minimum annual principal payments for the remaining years of the Loan are as follows:

2006	$1,670,787
2007	1,795,848
2008	3,551,346
2009	3,816,069
2010	4,107,827
Thereafter	39,341,833

$54,283,710

Note 5 — Operating Agreement
The Hotel is operated under an agreement with Marriott that expires in 2017. Marriott has the option of extending the term of the agreement for two successive renewal periods of ten years each. Under the terms of the agreement, Marriott is entitled to an incentive management fee based on the Hotel’s Net House Profit, as defined. The payments to Marriott from Net House Profit are equal to 50 percent of the remaining Net House Profit after a priority return to the Partnership and deposits to the hotel improvement fund (Note 6). During the years ended December 31, 2005, December 31, 2004 and January 2, 2004, the incentive management fees paid to Marriott were $4,077,548, $3,543,870 and $3,149,387, respectively. No incentive management fees were paid for the three-month periods ended March 24, 2006 and March 25, 2005.
In addition, Marriott receives a base management fee equal to three percent of gross revenues of the hotel as reimbursement for general overhead and all other services such as consulting, planning, trademark protection and research and development. These fees were $339,296 and $314,844 for the three-month periods ended March 24, 2006 and March 25, 2005, respectively, and $1,517,096, $1,405,244 and $1,359,865 for the years ended December 30, 2005, December 31, 2004 and January 2, 2004, respectively, and were deducted in determining Net House Profit.

Crystal Gateway Marriott
(a wholly-owned property of Eads Associates Limited Partnership)
Notes to the Financial Statements
March 24, 2006, March 25, 2005,
December 30, 2005, December 31 2004 and January 2, 2004
Note 6 — Hotel Improvement Fund
The hotel improvement fund is used to purchase equipment and make improvements to the building necessary for operating the Hotel. During the three-month periods ended March 24, 2006 and March 25, 2005, there were no contributions to the hotel improvement fund. During the years ended December 30, 2005, December 31, 2004 and January 1, 2004, contributions to the hotel improvement fund were $2,528,494, $2,342,074 and $2,266,441, respectively, and, $3,257,830, $1,739,796 and $588,335, respectively, was used to purchase equipment and make improvements to the building. If at any time income from the Hotel is insufficient to service the loan, uncommitted amounts in the hotel improvement fund may be used for such purpose. However, any amounts used must be replaced at a later date when sufficient cash is achieved. The hotel improvement fund also covers operating cash deficits at the Hotel, which is to be repaid from future cash flow. Upon termination of the agreement with Marriott, the Partnership and Marriott will each have a 50 percent ownership in the hotel improvement fund.

ASHFORD HOSPITALITY TRUST, INC.
CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
Management prepared the following pro forma financial statements, which are based on the historical consolidated financial statements of Ashford Hospitality Trust, Inc. (the “Company”) and adjusted to give effect to several acquisitions completed after December 31, 2004 and the related debt and equity offerings to fund those acquisitions, as discussed below, as if such transactions occurred at the beginning of the periods presented.
On March 16, 2005, the Company acquired 21 hotel properties and an office building from selling entities controlled by affiliates of Fisher Brothers, Gordon Getty Trust, and George Soros, which collectively owned approximately 78% of the acquired properties, and certain members of the Company’s senior management, whom collectively owned approximately 22% of the acquired properties, for approximately $250.0 million. The $250.0 million purchase price consisted of approximately $35.0 million in cash, approximately $164.7 million in assumed mortgage debt, and approximately $50.3 million worth of limited partnership units, which equates to 4,994,150 units based on $10.07 per share, which represents the average market price of the Company’s common stock for the 20-day period ending five business days before signing a definitive agreement to acquire these properties on December 23, 2004. Company management received their net consideration for the acquisition in the form of limited partnership units, whereas the third parties received 50% of their consideration in limited partnership units and 50% in cash. The Company used proceeds from its sale of Series B cumulative convertible redeemable preferred stock on December 30, 2004, from its follow-on public offering on January 20, 2005, and from a $15.0 million draw on its $60.0 million credit facility on March 16, 2005 to fund the acquisition of these properties.
On March 22, 2005, the Company acquired the Hilton Santa Fe hotel property in Santa Fe, New Mexico, from Santa Fe Hotel Joint Venture for approximately $18.2 million in cash. The Company used proceeds from borrowings and its follow-on public offering on January 20, 2005 to fund this acquisition.
On June 17, 2005, the Company acquired a 30-property hotel portfolio from CNL Hotels and Resorts, Inc. for approximately $465.0 million in cash. To fund this acquisition, the Company used proceeds from several sources, including: its $370.0 million mortgage loan executed on June 17, 2005, approximately $65.0 million from the issuance of 6,454,816 shares of Series B convertible redeemable preferred stock to a financial institution on June 15, 2005, and cash remaining from its follow-on public offering on April 5, 2005.
On October 28, 2005, the Company acquired the Hyatt Dulles hotel property in Herndon, Virginia, from Dulles Airport, LLC for approximately $72.5 million in cash. The Company used proceeds from borrowings to fund this acquisition, including a portion of its $210.8 million mortgage loan executed on October 13, 2005 and its $45.0 million mortgage loan executed on October 28, 2005.
On January 25, 2006, in a follow-on public offering, the Company issued 12,107,623 shares of its common stock at $11.15 per share, which generated gross proceeds of approximately $135.0 million. However, the aggregate proceeds to the Company, net of underwriters’ discount and offering costs, was approximately $128.6 million. The 12,107,623 shares issued include 1,507,623 shares sold pursuant to an over-allotment option granted to the underwriters. The net proceeds were used for a $60.0 million pay-down on the Company’s $100.0 million credit facility, due August 17, 2008, on January 31, 2006, a $45.0 million pay-down on the Company’s $45.0 million mortgage loan, due October 10, 2007, on February 9, 2006, and the acquisition of the Marriott at Research Triangle Park hotel property on February 24, 2006 for $28.0 million, as discussed below.
On February 24, 2006, the Company acquired the Marriott at Research Triangle Park hotel property in Durham, North Carolina, from Host Marriott Corporation for approximately $28.0 million in cash. The Company used proceeds from its sale of two hotels on January 17, 2006 and its follow-on public offering on January 25, 2006 to fund this acquisition.
On April 19, 2006, the Company acquired the Pan Pacific San Francisco Hotel in San Francisco, California, for approximately $95.0 million in cash. The Company used proceeds from two credit facility draws of approximately $88.9 million and $15.0 million, as discussed above, to fund this acquisition.
In mid-July 2006, the Company expects to complete the acquisition of the Marriott Crystal Gateway hotel in Arlington, Virginia, for approximately $105.7 million plus approximately $6.6 million in closing costs. The purchase price consists of the assumption of approximately $53.3 million of mortgage debt, at a fixed interest rate of 7.24%, maturing in 2017, the reimbursement of approximately $7.2 million of capital expenditures, the issuance of approximately $42.7 million worth of limited partnership units, priced at approximately $11.20 per unit, and cash of approximately $2.5 million. These limited partnership units are considered Class B units, have a fixed dividend rate of 6.63% in years 1-3 and 7.0% thereafter, and have priority in payment of cash dividends over common units. After 10 years, either party may convert the units to common units. In addition, the Company agreed to pay additional closing costs of approximately $2.5 million on behalf of the seller.
The following consolidated pro forma financial statements should be read in conjunction with the Company’s Form 8-K filed with the Securities and Exchange Commission on May 23, 2006, which announced the Company entered a definitive agreement to acquire the Marriott Crystal Gateway hotel, the Company’s consolidated financial statements and notes thereto for the year ended December 31, 2005, which are incorporated by reference in the Company’s Form 10-K, filed March 14, 2006, and the financial statements and notes thereto related to the Marriott Crystal Gateway hotel included elsewhere in this Form 8-K/A. In the Company’s opinion, all significant adjustments necessary to reflect this acquisition and related equity offering have been made.

Ashford Hospitality Trust, Inc.
Consolidated Pro Forma Balance Sheet
As of March 31, 2006
(In Thousands)
(Unaudited)

			(b)
		(a)	Marriott		(c)
		Pan Pacific	Gateway		Additional
	Historical	Acquisition	Acquisition		Funding	Pro Forma
	March 31,	Pro Forma	Pro Forma		Pro Forma	March 31,
	2006	Adjustments	Adjustments		Adjustments	2006
Assets
Investment in hotel properties, net	$1,098,621	$96,765	$139,703	(1)	$—	$1,335,089
Cash and cash equivalents	88,323	(96,765)	(18,815)	(2)	118,900	91,643
Restricted cash	9,483	—	—		—	9,483
Accounts receivable, net of allowance	24,853	—	—		—	24,853
Inventories	1,274	—	—		—	1,274
Assets held for sale	42,181	—	—		—	42,181
Notes receivable	108,106	—	—		—	108,106
Deferred costs, net	12,706	—	—		—	12,706
Prepaid expenses	7,620	—	—		—	7,620
Intangible assets, net	1,160	—				1,160
Other assets	9,728	—	—		—	9,728
Due from hotel managers	17,895	—	—		—	17,895

Total assets	$1,421,950	$—	$120,888		$118,900	$1,661,738

Liabilities and Owners’ Equity
Indebtedness	$719,807	$—	$55,426	(3)	$118,900	$894,133
Capital leases payable	357	—	—		—	357
Accounts payable	12,931	—	—		—	12,931
Accrued expenses	24,239	—	15,869	(4)	—	40,108
Dividends payable	16,253	—	—		—	16,253
Deferred income	324	—	—		—	324
Due to affiliates	5,276	—	—		—	5,276

Total liabilities	779,187	—	71,295		118,900	969,382

Commitments & contingencies	—	—	—		—	—
Minority interest	86,662	—	49,593	(5)	—	136,255
Preferred stock — Series B	75,000	—	—		—	75,000

Preferred stock — Series A	23	—	—		—	23
Common stock	566	—	—		—	566
Additional paid-in capital	528,730	—	—		—	528,730
Accumulated other comprehensive income loss	1,009	—	—		—	1,009
Accumulated deficit	(49,227)	—	—		—	(49,227)

Total owners’ equity	$481,101	$—	$—		$—	$481,101

Total liabilities and owners’ equity	$1,421,950	$—	$120,888		$118,900	$1,661,738

The accompanying notes and management’s assumptions are an integral part of this consolidated pro forma balance sheet.
Explanation of pro forma adjustments:
(a)	Represents pro forma adjustments to reflect the acquisition of the Pan Pacific hotel property on April 19, 2006.

(b)	Represents pro forma adjustments to reflect the acquisition of the Marriott Gateway in mid-July 2006.

(c)	Represents pro forma adjustments to reflect credit facility draws of approximately $103.9 million on April 18, 2006 to acquire the
Pan Pacific hotel property and approximately $15.0 million in additional net draws to acquire the Marriott Gateway hotel property.

(1)	Represents the estimated allocation of the purchase price to investment in hotel properties. The purchase price consists of the components discussed in items (2) through (5) below.

(2)	Represents estimated cash paid, including estimated closing costs.

(3)	Represents approximately $53.3 million of debt assumed plus a debt premium of approximately $2.1 million as the fixed interest rate on the assumed debt exceeds current interest rates the Company would otherwise incur on similar financial instruments.

(4)	Represents an estimated unfavorable contract liability related to the above-market management agreement assumed by the Company. The liability was determined based on the present value of the difference between management fees the Company expects to incur over the remaining term of the assumed contract in excess of management fees the Company typically incurs under agreements with managers of similar hotel properties.

(5)	Represents the issuance of approximately 3,814,842 units of limited partnership interest valued at $13.0 per unit, which approximates the Company’s recent common stock price.

Ashford Hospitality Trust, Inc.
Consolidated Pro Forma Statement of Operations
For the Three Months Ended March 31, 2006
(In Thousands, Except Per Share Amounts)
(Unaudited)

						(c)
		(a)		(b)		Marriott
		Marriott RTP		Pan Pacific		Gateway		(d)			Adjusted
	Historical	Acquisition		Acquisition		Acquisition		Debt			Pro Forma
	March 31,	Pro Forma		Pro Forma		Pro Forma		Pro Forma			March 31,
	2006	Adjustments		Adjustments		Adjustments		Adjustments			2006
Revenue
Rooms	$84,458	1,199	(4)	4,426	(4)	7,400	(4)	—			$97,483
Food and beverage	16,074	377	(4)	1,341	(4)	3,613	(4)	—			21,405
Other	4,117	47	(4)	330	(4)	297	(4)	—			4,791

Total hotel revenue	104,649	1,623		6,097		11,310		—			123,679

Interest income from notes receivable	3,946	—		—		—		—			3,946
Asset management fees	318	—		—		—		—			318

Total Revenue	108,913	1,623		6,097		11,310		—			127,943

Expenses
Hotel operating expenses
Rooms	18,290	562	(4)	1,340	(4)	1,732	(4)	—			21,924
Food and beverage	12,499	151	(4)	1,207	(4)	2,849	(4)	—			16,706
Other direct	1,718	30	(4)	100	(4)	279	(4)	—			2,127
Indirect	32,551	644	(4)	1,606	(4)	2,547	(4)	—			37,348
Management fees	4,134	49	(4)	182	(4)	339	(4)	—			4,704
Property taxes, insurance, and other	5,603	44	(4)	313	(4)	419	(4)	—			6,379
Depreciation & amortization	10,935	220	(5)	1,242	(5)	1,100	(5)	—			13,497
Corporate general and administrative	4,810	—		—		0		—			4,810

Total Operating Expenses	90,540	1,700		5,990		9,265		—			107,495

Operating Income	18,373	(77)		107		2,045		—			20,448

Interest income	494	—		—		0		—			494
Interest expense and amortization and write-off of loan costs	(12,633)	—		—		0		(226)	(6)		(12,859)

Net Income (Loss) before Minority Interest and Income Taxes	6,234	(77)		107		2,045		(226)			8,083

Income tax benefit (expense)	(78)	(2)	(1)	(26)	(1)	(56)	(1)	—	(1)		(162)
Minority interest	(1,079)	(145)	(3)	(16)	(3)	(401)	(3)	46	(3)		(1,595)

Net Income (Loss) from Continuing Operations	5,077	(224)		65		1,588		(181)			6,326

Preferred dividends									(7)		(2,719)

Net Income from Continuing Operations Applicable to Common Shareholders											$3,607

Basic and diluted:
Income from continuing operations per share available to common shareholders											$0.06

Weighted average shares outstanding										(2)	56,190

The accompanying notes and management’s assumptions are an integral part of this consolidated pro forma statement of operations.
Explanation of pro forma adjustments:

(a)	Represents pro forma adjustments to reflect the acquisition of Marriott RTP on February 24, 2006 as if such transaction occurred at the beginning of the period presented.

(b)	Represents pro forma adjustments to reflect the acquisition of the Pan Pacific hotel property on April 19, 2006 as if such transaction occurred at the beginning of the period presented.

(c)	Represents pro forma adjustments to reflect the acquisition of the Marriott Gateway in mid-July 2006 as if such transaction occurred at the beginning of the period presented.

(d)	Represents pro forma adjustments to reflect additional interest expense associated with borrowings incurred to fund these acquisitions as if such debt was outstanding the entire period presented.

(1)	Represents pro forma income tax benefit (expense) related to these transactions.

(2)	Represents pro forma weighted average shares considering all shares and units issued to fund these acquisitions.

(3)	Pro forma minority interest represents 20.14% of the net income (loss) before minority interest.

(4)	Represents the acquired entities estimated unaudited statements of operations for the periods preceding their acquisitions.

(5)	Represents additional depreciation expense associated with the acquired entities based on preliminary purchase price allocations.

(6)	Represents additional interest expense associated with borrowings to fund these acquisitions as if such acquisitions closed at the beginning of the period presented.

(7)	Represents pro forma dividends on Series A & B preferred stock as if such shares were outstanding the entire period presented.

Ashford Hospitality Trust, Inc.
Consolidated Pro Forma Statement of Operations
For the Year Ended December 31, 2005
(In Thousands, Except Per Share Amounts)
(Unaudited)

						(c)
		(a)		(b)		Marriott
		Miscellaneous		Pan Pacific		Gateway		(d)		Adjusted
	Historical	Acquisitions		Acquisition		Acquisition		Debt		Pro Forma
	December 31,	Pro Forma		Pro Forma		Pro Forma		Pro Forma		December 31,
	2005	Adjustments		Adjustments		Adjustments		Adjustments		2005
Revenue
Rooms	$250,571	72,765	(4)	17,942	(4)	32,234	(4)	—		$373,512
Food and beverage	52,317	14,539	(4)	5,987	(4)	16,446	(4)	—		89,289
Other	14,181	2,380	(4)	1,643	(4)	1,891	(4)	—		20,095

Total hotel revenue	317,069	89,684		25,572		50,571		—		482,896

Interest income from notes receivable	13,323	—		—		—		—		13,323
Asset management fees	1,258	—		—		—		—		1,258

Total Revenue	331,650	89,684		25,572		50,571		—		497,477

Expenses
Hotel operating expenses
Rooms	56,991	16,265	(4)	5,731	(4)	7,110	(4)	—		86,097
Food and beverage	39,711	10,376	(4)	4,911	(4)	11,702	(4)	—		66,700
Other direct	5,420	1,093	(4)	914	(4)	1,184	(4)	—		8,611
Indirect	99,804	22,420	(4)	5,795	(4)	10,754	(4)	—		138,773
Management fees	11,547	4,474	(4)	812	(4)	1,517	(4)	—		18,350
Property taxes, insurance, and other	17,248	4,343	(4)	1,336	(4)	2,073	(4)	—		25,000
Depreciation & amortization	30,286	13,598	(5)	4,967	(5)	4,399	(5)	—		53,250
Corporate general and administrative	14,523	—		—		—		—		14,523

Total Operating Expenses	275,530	72,569		24,466		38,739		—		411,304

Operating Income	56,120	17,115		1,106		11,832		—		86,173

Interest income	1,027	—		—		—		—		1,027
Interest expense and amortization and write-off of loan costs	(44,207)	—		—		—		(12,184	) (6)	(56,391)
Loss on debt extinguishment	(10,000)	—		—		—		—		(10,000)

Net Income (Loss) before Minority Interest and Income Taxes	2,940	17,115		1,106		11,832		(12,184)		20,809

Income tax benefit (expense)	2,650	(379	)(1)	(117	)(1)	(289	)(1)	—	(1)	1,865
Minority interest	(1,159)	(3,337	)(3)	(199	)(3)	(2,325	)(3)	2,454	(3)	(4,567)

Net Income (Loss) from Continuing Operations	4,431	13,399		790		9,218		(9,730)		18,108

Preferred dividends									(7)	(11,908)

Net Income from Continuing Operations Applicable to Common Shareholders										$6,200

Basic and diluted:

Income from continuing operations per share available to common shareholders										$0.11

Weighted average shares outstanding									(2)	56,190

The accompanying notes and management’s assumptions are an integral part of this consolidated pro forma statement of operations.
Explanation of pro forma adjustments:

(a)	Represents pro forma adjustments to reflect the below acquisitions and related debt and equity offerings as if such transactions occurred at the beginning of the period presented.

1) acquisition of FGS Properties on March 16, 2005

2) acquisition of Hilton Santa Fe on March 22, 2005

3) acquisition of CNL Properties on June 17, 2005

4) acquisition of Hyatt Dulles on October 28, 2005

5) acquisition of Marriott RTP on February 24, 2006

(b)	Represents pro forma adjustments to reflect the acquisition of the Pan Pacific hotel property on April 19, 2006 as if such transaction occurred at the beginning of the period presented.

(c)	Represents pro forma adjustments to reflect the acquisition of the Marriott Gateway in mid-July 2006 as if such transaction occurred at the beginning of the period presented.

(d)	Represents pro forma adjustments to reflect additional interest expense associated with borrowings incurred to fund these acquisitions as if such debt was outstanding the entire period presented.

(1)	Represents pro forma income tax benefit (expense) related to these transactions.

(2)	Represents pro forma weighted average shares considering all shares and units issued to fund these acquisitions.

(3)	Pro forma minority interest represents 20.14% of the net income (loss) before minority interest.

(4)	Represents the acquired entities estimated unaudited statements of operations for the periods preceding their acquisitions.

(5)	Represents additional depreciation expense associated with the acquired entities based on preliminary purchase price allocations.

(6)	Represents additional interest expense associated with borrowings to fund these acquisitions as if such acquisitions closed at the beginning of the period presented.

(7)	Represents pro forma dividends on Series A & B preferred stock as if such shares were outstanding the entire period presented.

EXHIBITS
23.1	Consent of Independent Public Accountants

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 12, 2006

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ DAVID J. KIMICHIK

David J. Kimichik
Chief Financial Officer